Exhibit 10.47

FIRST AMENDMENT TO
AMENDED AND RESTATED CHANGE IN CONTROL SEVERANCE PLAN

THIS FIRST AMENDMENT to the Theravance, Inc. (the “Corporation”) Amended and Restated Change in Control Severance Plan (the “Plan”) is made effective as of December 16, 2009.

WHEREAS, the Corporation maintains the Plan;

WHEREAS, pursuant to Article III, Section 6 of the Plan, the Corporation’s Board of Directors or Compensation Committee may amend the Plan at any time;

WHEREAS, the Corporation desires to reduce the severance benefits available under the Plan to Executive Vice Presidents to the level provided to Senior Vice Presidents;

WHEREAS, the Corporation desires to amend the Plan such that the severance payment and welfare benefits provided to a current Eligible Executive who is a Vice President will not change upon his or her promotion; and

WHEREAS, this amendment does not affect the benefits that any of the Company’s executive officers, including the named executive officers in the Company’s 2009 Proxy Statement, are currently eligible to receive under the Plan.

NOW, THEREFORE, the Plan is amended as follows:

1.             Article II, Sections 1 and 2 are hereby amended so that the severance payment and welfare benefits provided to “executive vice presidents” shall be the same as those currently provided to “senior vice presidents,” as opposed to the severance payment and benefits provided to the Company’s Chief Executive Officer.

2.             Article II, Sections 1 and 2 are hereby further amended so that any Eligible Executive who was an “officer” (but not a senior vice president, executive vice president or chief executive officer) of the Corporation on December 16, 2009 shall be eligible to receive only the severance payment and welfare benefits currently provided to an “officer” (who is not a senior vice president, executive vice president or chief executive officer) regardless of whether such Eligible Executive is promoted in the future.

3.             Except as amended herein, all of the terms of the Plan shall remain and continue in full force and effect.